SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

RELIANCE STEEL & ALUMINUM CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

RELIANCE STEEL & ALUMINUM CO.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 21, 2003

To the Shareholders of
Reliance Steel & Aluminum Co.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Reliance Steel & Aluminum Co. will be held on Wednesday, May 21, 2003, at 10:00 a.m., California time, at the City Club on Bunker Hill, 333 South Grand Avenue, 54th Floor, Wells Fargo Center, Los Angeles, California 90071, for the following purposes:

1. To elect four directors to serve for two years and until their successors have been duly elected and qualified. The nominees for election to the Board are Douglas M. Hayes, Robert Henigson, Franklin R. Johnson and Leslie A. Waite.

2. To ratify Ernst & Young LLP as our independent auditors for 2003.

3. To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

      Only holders of shares of record on the books of Reliance at the close of business on April 11, 2003 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. You may continue to trade in our Common Stock during the solicitation period.

      We have enclosed a Proxy Statement and a proxy in card form with this Notice. All shareholders are invited to attend the Annual Meeting. To make it easier, you may vote on the Internet or by telephone. The instructions attached to your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed envelope to which no postage need be affixed if it is mailed in the United States. Even if you give such proxy, you have the right to vote in person if you attend the Annual Meeting.

By Order of the Board of Directors,

Yvette M. Schiotis
Secretary

Los Angeles, California
April 17, 2003

RELIANCE STEEL & ALUMINUM CO.
350 South Grand Avenue
Suite 5100
Los Angeles, California 90071

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 21, 2003

      We are furnishing this statement because the Board of Directors of Reliance Steel & Aluminum Co. is soliciting proxies for use at the Annual Meeting of Reliance shareholders to be held at the City Club on Bunker Hill, 333 South Grand Avenue, 54th Floor, Wells Fargo Center, Los Angeles, California 90071, on Wednesday, May 21, 2003 at 10:00 a.m., California time, or at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

INFORMATION CONCERNING PROXY

      The Board of Directors selected the persons named as proxyholders to vote the shares of Common Stock represented by the proxies at the Annual Meeting. Reliance will pay the cost to solicit the proxies. The Board of Directors will solicit proxies by mail, by telephone, and electronically via the Internet. In addition, certain of our officers and agents may solicit proxies by telephone, telegraph, and personal interview (the cost of which will be nominal). We expect that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners and obtain authorizations to execute proxies. We will reimburse the out-of-pocket expenses they incur to forward the proxy materials.

      We intend to present at the Annual Meeting only the following matters: (1) the election of four directors to serve for the ensuing two years and until their successors are duly elected and qualified and (2) the ratification of the Audit Committee’s and the Board’s selection of Ernst & Young LLP as our independent auditors for 2003. Unless you instruct us otherwise on the proxy, each proxy will be voted FOR the election of all of the four nominees named herein as directors and FOR the ratification of Ernst & Young LLP. If other matters properly come before the meeting, each proxy will be voted by the named proxyholders in a manner that they consider to be in our best interests.

      If you execute a proxy, the proxy may be revoked at any time before it is voted (i) by filing with the Secretary of Reliance either an instrument revoking the proxy or a proxy bearing a later date, duly executed, or (ii) by giving written notice to Reliance of the death or incapacity of the shareholder who executed the proxy. In addition, the powers of a proxyholder are suspended if the person executing the proxy is present at the Annual Meeting and elects to vote in person.

      An Annual Report with audited financial statements for the fiscal year ended December 31, 2002 accompanied by a letter to the shareholders from the Chief Executive Officer, the President and Chief Operating Officer and the Executive Vice President and Chief Financial Officer is included with this Proxy Statement. That report and letter are not incorporated in, and are not a part of, this Proxy Statement and do not constitute proxy-soliciting material. We intend to mail this Proxy Statement and accompanying material on or about April 17, 2003.

INFORMATION CONCERNING RELIANCE’S SECURITIES

      Our only voting securities are shares of common stock, no par value. As of February 28, 2003 we had a total of 31,752,087 shares issued and outstanding, all of which may be voted at the Annual Meeting. Only holders of shares of record on our books at the close of business on April 11, 2003 will be entitled to vote at the Annual Meeting.

      In the election of directors, you as a shareholder are entitled to cumulate your votes for candidates whose names have been placed in nomination prior to the voting, if you have given notice at the Annual Meeting before the voting of your intention to cumulate votes. Cumulative voting entitles every shareholder who is otherwise entitled to vote at an election of directors to cumulate their votes, that is, to give any one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the shareholder’s shares are normally entitled, or to distribute those cumulated votes on the same principle among as many candidates as a shareholder thinks fit. If any shareholder gives notice of the intention to cumulate votes, all shareholders may cumulate their votes for candidates. On all matters other than the election of directors, each share has one vote.

      A plurality of the aggregate number of votes represented by the shares present at the Annual Meeting in person or by proxy must vote to elect directors. That means that the four individuals receiving the largest number of votes cast will be elected as directors, whether or not they receive a majority of the votes cast. The affirmative vote of a majority of the votes cast is required to approve the independent auditors.

SECURITIES OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of February 28, 2003, with respect to the beneficial ownership of our Common Stock by (i) each person known to Reliance who owns beneficially or of record more than five percent (5%) of the Common Stock of Reliance, (ii) each director and each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers as a group:

	Amount and
	Nature		Percentage of
Name and Address	of Beneficial		Outstanding
of Beneficial Owner(1)	Ownership(2)		Shares Owned

Florence A. Neilan	4,198,090		13.22%
2888 Bayshore Dr., Apt. A-12
Newport Beach, CA 92663
Franklin Resources, Inc.	3,573,360	(3)	11.25%
One Franklin Parkway San Mateo, CA 94403
Joe D. Crider	134,209	(4)	*
400 A Mariposa
Sierra Madre, CA 91024
Thomas W. Gimbel	479,406	(5)	1.51%
P.O. Box 50270
Pasadena, CA 91115
David H. Hannah	162,288	(6)	*
Douglas M. Hayes	26,750	(7)	*
2545 Roscomare Rd.
Los Angeles, CA 90077
Robert Henigson	323,425	(8)	1.02%
P.O. Box 345
Deer Harbor, WA 98243
Franklin R. Johnson	2,375	(9)	*
400 South Hope Street, Suite 2300
Los Angeles, CA 90071
Karl H. Loring	45,984	(10)	*
4460 Wilshire Boulevard, #602
Los Angeles, CA 90010
Gregg J. Mollins	136,601	(11)	*
William I. Rumer	748,394	(12)	2.36%
515 Ocean Avenue, #602 So.
Santa Monica, CA 90402
Leslie A. Waite	78,156	(13)	*
1640 Lombardy Road
Pasadena, CA 91106
Karla R. McDowell	67,468	(14)	*
James P. MacBeth	75,223	(15)	*
William K. Sales, Jr.	45,754	(16)	*
All directors and executive officers as a group (13 persons)	2,326,033	(17)	7.22%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each beneficial owner is 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071.

(2)	Reliance has been advised that the named shareholders have the sole power to vote and to dispose of the shares set forth after their names, except as noted.

(3)	A Schedule 13-G was filed on behalf of Franklin Resources, Inc., parent holding company; Charles B. Johnson, principal shareholder of parent holding company; Rupert H. Johnson, Jr., principal shareholder of parent holding company; and Franklin Advisers, Inc., investment adviser, all of which disclaim beneficial ownership of the shares, which securities are reported to be beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. Of the reported shares, 1,889,650 shares are owned by Franklin Advisers, Inc., 1,363,500 shares are owned by Franklin Advisory Services, LLC and 320,210 shares are owned by Franklin Private Client Group, Inc.

(4)	The shares are held by Mr. Crider as a Co-Trustee of the Crider Family Trust, with his wife. Includes 22,500 shares issuable upon the exercise of options held by Mr. Crider, with exercise prices from $18.04 to $18.83 per share.

(5)	Includes 22,500 shares issuable upon the exercise of options held by Mr. Gimbel, with exercise prices from $18.58 to $18.83 per share and 18,650 shares which are owned jointly with Mr. Gimbel’s wife. Includes 161,938 shares held in the Gimbel Family Trust (25% of which are for the benefit of Mr. Gimbel). Mr. Gimbel is a Co-Trustee and disclaims beneficial ownership of the shares held by the Gimbel Family Trust for the benefit of others. Also excludes 10,600 shares which are held in trusts, for which Mr. Gimbel is the Trustee, for the benefit of Mr. Gimbel’s children, as to which he disclaims beneficial ownership.

(6)	Includes 90,000 shares issuable upon the exercise of options held by Mr. Hannah, with exercise prices of $18.83 to $25.60 per share. All of the shares are owned jointly with Mr. Hannah’s wife. Excludes 12,979 shares with respect to which Mr. Hannah has a vested right and shared voting power pursuant to our Employee Stock Ownership Plan (“ESOP”).

(7)	Includes 22,500 shares issuable upon the exercise of options held by Mr. Hayes, with exercise prices from $18.83 to $26.08 per share.

(8)	Includes 16,500 shares issuable upon the exercise of options held by Mr. Henigson, with exercise prices from $18.83 to $26.08 per share.

(9)	Includes 1,875 shares issuable upon the exercise of options held by Mr. Johnson, with an exercise price of $26.39 per share.

(10)	The shares are held by Mr. Loring as Trustee of The Loring Family Trust. Includes 21,000 shares issuable upon the exercise of options held by Mr. Loring, with exercise prices from $18.83 to $26.08 per share.

(11)	Includes 90,000 shares issuable upon the exercise of options held by Mr. Mollins, with an exercise price of $18.83 to $25.60 per share. All of the shares are owned jointly with Mr. Mollins’ wife. Excludes 5,293 shares with respect to which Mr. Mollins has a vested right and shared voting power pursuant to our ESOP.

(12)	The shares are held by Mr. Rumer as Trustee of the Rumer Family Trust. Includes 22,500 shares issuable upon the exercise of options held by Mr. Rumer, with exercise prices from $18.83 to $26.08 per share. Excludes shares held by Mr. Rumer’s wife and adult children as to which he disclaims beneficial ownership. Includes 1,500 shares held in Mr. Rumer’s I.R.A.

(13)	Includes 22,500 shares issuable upon the exercise of options held by Mr. Waite, with exercise prices from $18.83 to $26.08 per share.

(14)	Includes 52,500 shares issuable upon the exercise of options held by Ms. McDowell, with exercise prices from $18.83 to $25.60 per share. Excludes 1,846 shares with respect to which Ms. McDowell has a vested right and shared voting power pursuant to our ESOP.

(15)	Includes 47,875 shares issuable upon the exercise of options held by Mr. MacBeth, with exercise prices from $18.83 to $25.60 per share. Excludes 4,802 shares with respect to which Mr. MacBeth has a vested right and shared voting power pursuant to our ESOP.

(16)	Includes 38,875 shares issuable upon the exercise of options held by Mr. Sales, with exercise prices from $18.83 to $25.60 per share. Excludes 335 shares with respect to which Mr. Sales has a vested right and shared voting power pursuant to our ESOP.

(17)	See notes 4 through 16.

ELECTION OF DIRECTORS

      Our Bylaws divide the Board of Directors into two classes, as nearly equal in number as possible, and require one class to be elected each year and serve for a two-year term. The terms of four of the incumbent directors expire as of the date of the Annual Meeting. The Nominating and Governance Committee and the Board of Directors have nominated the following persons to be nominees for election at the Annual Meeting as directors: Douglas M. Hayes; Robert Henigson; Franklin R. Johnson; and Leslie A. Waite. The term of office for each director elected at the Annual Meeting will be two years, until the second following Annual Meeting of Shareholders and until their successors are duly elected and qualified.

      Unless you otherwise instruct the proxyholders in the proxy, your proxy will be voted FOR the above-named nominees. In voting the proxies for election of directors, the proxyholders have the right to cumulate the votes for directors covered by the proxies (unless otherwise instructed) and may do so if they think that is desirable.

      Three of the nominees for the office of director expiring in 2003 were elected to their present term of office by vote of the shareholders at the Annual Meeting of Shareholders held in May 2001. Mr. Karl H. Loring has served as a director of Reliance since 1984, but announced to the Board that he intended to retire and not seek re-election on expiration of this current term. Franklin R. Johnson was then elected as a director to provide the financial expertise for the Audit Committee after Mr. Loring’s retirement. Mr. Johnson joined the Board of Directors in February 2002. Although we do not expect that any nominee will decline or be unable to serve as a director, if any nominee declines or is unable to serve, the proxies will be voted, at the Annual Meeting or any adjournment, for such other person as the Board of Directors may select or, if no other person is so selected, as the proxyholders may, in their discretion, select.

      Certain information with respect to each nominee is set forth in “Management” below. The Board of Directors recommends that shareholders vote FOR the election of each nominee as a director.

MANAGEMENT

Directors and Executive Officers

      The following table sets forth certain information regarding our directors and executive officers:

Name	Age	Position with Reliance

David H. Hannah(1)	51	Chief Executive Officer; Director
Gregg J. Mollins(1)	48	President; Chief Operating Officer; Director
Karla R. McDowell	37	Executive Vice President; Chief Financial Officer
James P. MacBeth	55	Senior Vice President, Carbon Steel Operations
William K. Sales, Jr.	45	Senior Vice President, Non-Ferrous Operations
Joe D. Crider(1)	73	Chairman of the Board; Director
Thomas W. Gimbel(1)(5)	51	Director
Douglas M. Hayes(2)(5)	59	Director
Robert Henigson(2)(3)(4)	77	Director
Franklin R. Johnson(2)(3)(5)	66	Director
Karl H. Loring(2)(3)(4)	79	Director
William I. Rumer(1)(4)	76	Director
Leslie A. Waite(2)(3)(4)	57	Director

(1)	Term of office as a director expiring in 2004.

(2)	Term of office as a director expiring in 2003.

(3)	Member of the Audit Committee.

(4)	Member of the Compensation and Stock Option Committee.

(5)	Member of the Nominating and Governance Committee.

Nominees for Directors to be Elected in 2003 With Terms Ending in 2005

      Douglas M. Hayes became a director of Reliance in September 1997. Mr. Hayes retired from Donaldson, Lufkin & Jenrette Securities Corporation (“DLJ”), where he was Managing Director of Investment Banking from 1986 to May 1997, after which he established his own investment banking firm, Hayes Capital Corporation, located in Los Angeles, California. DLJ was an underwriter in our 1997 public equity offering and was also the underwriter in our initial public offering in 1994. Mr. Hayes serves as a member of our Nominating and Governance Committee. Mr. Hayes is also a director of Gametech International, Inc., a public company, the securities of which are traded over the counter, and for which he serves as chairman of its audit committee and as a member of its compensation committee and its nominating and governance committee, and a director of Circor International, Inc., a public company, the securities of which are traded on the New York Stock Exchange, and for which Mr. Hayes serves as chairman of the nominating and governance committee and as a member of the compensation committee. The Board of Directors has determined that Mr. Hayes is an independent director.

      Robert Henigson has been a director of Reliance since 1964. Mr. Henigson is a retired attorney, having been a partner of Lawler, Felix & Hall (a predecessor to Arter & Hadden LLP, our counsel) prior to his retirement in 1986. Mr. Henigson is a member of our Audit Committee and our Compensation and Stock Option Committee. Mr. Henigson is also a director of Scope Industries, a public company whose common shares are listed on the American Stock Exchange, and serves on its audit committee and its compensation committee. The Board of Directors has determined that Mr. Henigson is an independent director.

      Franklin R. Johnson was appointed a director of Reliance in February 2002. Mr. Johnson is a certified public accountant, having been the managing partner of the entertainment practice of Price Waterhouse until he retired in June 1997. Mr. Johnson was the chief financial officer of Rysher Entertainment, a producer and distributor of films and television shows from June 1997 to June 1999 and, since July 1999, he has served as a business consultant, a litigation consultant and an expert witness, none of which services has been provided to Reliance. Mr. Johnson serves as a member of our Audit Committee and serves as a member of our Nominating and Governance Committee. Mr. Johnson serves as the First Vice President and as a director of the United States Tennis Association, a non-profit corporation, and is on the compensation, audit and investment committees. Mr. Johnson also serves as a director and as chairman of the audit committee of the UCLA Foundation, also a non-profit entity. The Board of Directors has determined that Mr. Johnson is an independent director.

      Leslie A. Waite has been a director of Reliance since 1977. Mr. Waite is an investment advisor and has been a principal of Waite & Associates since its formation in 1977. Mr. Waite is a member of our Audit Committee and serves as a member and Chairman of our Compensation and Stock Option Committee. The Board of Directors has determined that Mr. Waite is an independent director.

Directors Whose Terms Continue Until 2004

      Joe D. Crider became the Chairman of the Board of Reliance in February 1997. Mr. Crider was the Chief Executive Officer of Reliance from May 1994 until his retirement in January 1999. Mr. Crider was President of Reliance until November 1995. Before becoming the Chief Executive Officer, Mr. Crider had been President and Chief Operating Officer and a director since 1987. Prior to being named as the President and Chief Operating Officer, Mr. Crider had been Executive Vice President and Chief Operating Officer since 1975. Mr. Crider also serves as a director of American Steel, L.L.C.

      Thomas W. Gimbel was appointed a director of Reliance in January 1999. Since 1984, Mr. Gimbel has been the President of Advanced Systems Group, which is an independent computer consulting firm servicing database requirements for diverse businesses of various sizes. From 1975 to 1984, Mr. Gimbel was employed by Dun & Bradstreet. Mr. Gimbel serves as a member and Chairman of our Nominating and Governance Committee. The Board of Directors has determined that Mr. Gimbel is an independent director.

      David H. Hannah became the Chief Executive Officer of Reliance in January 1999. Mr. Hannah served as President of Reliance from November 1995 to January 2002. Prior to that, he was Executive Vice President and Chief Financial Officer from 1992 to 1995, Vice President and Chief Financial Officer from 1990 to 1992 and Vice President and Division Manager of the Los Angeles Reliance Steel Company division of Reliance from 1989 to 1990. From 1987 to 1989, Mr. Hannah was Vice President and Chief Financial Officer of Reliance and, from 1981 to 1987, was Chief Financial Officer. Mr. Hannah became a director of Reliance in 1992. Mr. Hannah also serves as a director of American Steel, L.L.C. For eight years before joining Reliance in 1981, Mr. Hannah, a certified public accountant, was employed by Ernst & Whinney (a predecessor to Ernst & Young LLP, our independent auditors) in various professional staff positions.

      Gregg J. Mollins was appointed a director of Reliance in September 1997 and became President of Reliance in January 2002. Mr. Mollins has served as Chief Operating Officer since November 1995. Mr. Mollins was Executive Vice President from November 1995 to January 2002. Mr. Mollins was Vice President and Chief Operating Officer from 1994 to 1995 and Vice President from 1992 to 1994. Prior to that time he had been with Reliance for six years as Division Manager of the Santa Clara division. For ten years before joining Reliance in 1986, Mr. Mollins was employed by certain of our competitors in various sales and sales management positions.

      William I. Rumer has been a director of Reliance since 1957. Mr. Rumer retired from Allied Aerospace where he was an aerospace engineer from 1961 to 1985. Mr. Rumer is a member of our Compensation and Stock Option Committee. The Board of Directors has determined that Mr. Rumer is an independent director.

Director Who Will Retire in 2003

      Karl H. Loring has been a director of Reliance since 1984, but announced to the Board of Directors that he would be retiring at the end of his term in May 2003. Mr. Loring is retired, but continues to provide tax consulting services to certain of his former clients, other than Reliance, from time to time. From 1983 to

January 1992, Mr. Loring was an officer of Knapp Communications Corporation, a publishing company. For more than five years prior to his retirement in 1983, Mr. Loring, a certified public accountant, was a tax partner for Ernst & Whinney (a predecessor to Ernst & Young LLP, our independent auditors). In 2002, Mr. Loring served as a member and Chairman of our Audit Committee and as a member of our Compensation and Stock Option Committee. Mr. Loring also serves as a director of Mount St. Mary’s College. The Board of Directors has determined that Mr. Loring is an independent director.

Executive Officers

      In addition to Messrs. Hannah and Mollins, the following are executive officers of Reliance:

      Karla R. McDowell became Executive Vice President of Reliance in January 2002 and continues as our Chief Financial Officer. Ms. McDowell had been Senior Vice President and Chief Financial Officer of Reliance since February 2000. Ms. McDowell served as Vice President and Chief Financial Officer of Reliance from 1999 to 2000 and was Vice President and Controller from 1995 to 1999. Ms. McDowell was Corporate Controller from 1992 to 1995. For four years prior to joining Reliance, Ms. McDowell, a certified public accountant, was employed by Ernst & Young (our independent auditors) in various professional staff positions.

      James P. MacBeth became Senior Vice President, Carbon Steel Operations in January 2002, having been promoted from Vice President, Carbon Steel Operations, a position which he had held since July 1998. Prior to that time, Mr. MacBeth served as Division Manager of our Los Angeles Division from September 1995 to June 1998. From December 1991 to September 1995, Mr. MacBeth was Vice President and Division Manager of Feralloy Reliance Company, L.P., a joint venture owned 50% by Reliance. Prior to December 1991, Mr. MacBeth held various sales and management positions since joining Reliance in 1969.

      William K. Sales, Jr. became Senior Vice President, Non-Ferrous Operations in January 2002, having joined Reliance as Vice President, Non-Ferrous Operations in September 1997. From 1981 to 1997, Mr. Sales served in various sales and management positions with Kaiser Aluminum & Chemical Corp., a producer of aluminum products and a supplier of Reliance.

Significant Employees

      In addition, the following Reliance officers are expected to make significant contributions to our operations:

      Donna Newton, 49, became Vice President, Human Resources in January 2001. Ms. Newton joined Reliance as Director of Employee Benefits and Human Resources in February 1999. Prior to that time, she was director of sales and service for the Los Angeles office of Aetna U.S. Healthcare and also held various management positions at Aetna over a 20-year period.

      Kay Rustand, 55, joined Reliance as Vice President and General Counsel in January 2001. Prior to that time, Ms. Rustand was a partner at the law firm of Arter & Hadden LLP (our counsel) in Los Angeles, California, for more than 10 years, specializing in corporate and securities law. She also served as a law clerk for the Honorable Herbert Y. C. Choy, of the U. S. Court of Appeals, 9th Circuit.

Code of Ethics

      Reliance has adopted a Code of Conduct, which includes a code of ethics, that applies to all of the executive officers and senior management, including the Chief Executive Officer and the Executive Vice President and Chief Financial Officer. This Code of Conduct is posted on our Website at www.rsac.com or a copy will be provided to you at no charge if you request one in writing to the Secretary of the Company.

Board of Directors

      Members of the Board of Directors of Reliance who are not employees are paid $6,250 per quarter, plus $1,200 for each Board or committee meeting attended. The Chairman of the Audit Committee is paid an additional $1,250 per quarter. The Chairmen of each of the Compensation and Stock Option Committee and the Nominating and Governance Committee are paid an additional $1,000 per quarter. All directors are reimbursed for expenses incurred in connection with Board or committee meetings. Under the Directors Stock Option Plan, non-employee directors are entitled to receive options to acquire our Common Stock in accordance with that plan. During 2002, the Board of Directors met six times. No person attended fewer than 80% of the aggregate of the total number of Board meetings and the total number of committee meetings held by the committees on which he served.

      The Board of Directors has authorized three standing committees: the Audit Committee, the Compensation and Stock Option Committee, and the Nominating and Governance Committee. Nominations for the Board of Directors are made by the Nominating and Governance Committee and considered by the Board of Directors acting as a whole.

      The Audit Committee confers formally with our independent auditors, as well as with members of our management, our internal auditors and those employees performing internal accounting functions, to inquire as to the manner in which the respective responsibilities of these groups and individuals are being discharged. The Board of Directors has determined that Mr. Loring and Mr. Johnson are audit committee financial experts. Reports of the Audit Committee’s findings are made to the Board of Directors. Both the Audit Committee and the Board of Directors as a whole approve the engagement of our independent external auditors and our internal auditors. The Audit Committee reviews and approves the scope of the audit conducted by the independent auditors of Reliance, all fees for audit and non-audit services provided by the independent auditors, the accounting principles being applied by Reliance in financial reporting, and the adequacy of internal controls and financial accounting procedures. In 2002, the Audit Committee met six times.

      The Compensation and Stock Option Committee annually reviews the compensation of officers of Reliance and recommends to the Board of Directors changes in that compensation, as well as administering our stock option plans and its Supplemental Executive Retirement Plan. The Compensation and Stock Option Committee has the authority to designate officers, directors or key employees eligible to participate in the plans, to prescribe the terms of any award of stock options, to interpret the plans, and to make all other determinations for administering the plans. In 2002, the Compensation and Stock Option Committee met one time.

      In 2002 the Board of Directors established a Nominating and Governance Committee. The primary role of the Nominating and Governance Committee is to represent the interests of our shareholders with respect to the evaluation and composition of our Board of Directors and each of its standing committees. In 2002, the Nominating and Governance Committee met two times.

AUDIT COMMITTEE REPORT

      The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities over our financial reporting process and systems of internal controls, monitoring the independence and performance of our independent auditors, and maintaining open communication between the Board and the independent auditors, the internal auditors, and financial management. During 2002, the four-member Audit Committee, which is composed entirely of independent, non-employee directors, met six times. The Audit Committee reviewed its Charter but did not recommend any changes in its Charter to the Board. A copy of the Audit Committee Charter is posted on our Website.

      In fulfilling its responsibilities under the Charter, the Audit Committee reviewed and discussed the audited financial statements for fiscal 2002 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. The Audit Committee also has discussed with the independent auditors the auditors’ independence from management and Reliance, including the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and considered the compatibility of non-audit services rendered by our independent auditors with the auditors’ independence. The Audit Committee approved all fees paid the independent auditors for audit and non-audit services.

      In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Reliance Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee also evaluated and recommended to the Board of Directors, subject to ratification by the shareholders, that Ernst & Young LLP be re-appointed as the Reliance independent auditors for fiscal year 2003.

Robert Henigson	Franklin R. Johnson	Karl H. Loring, Chairman	Leslie A. Waite

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The Committee

      The four-member Compensation and Stock Option Committee of the Board of Directors is composed entirely of independent, non-employee directors and makes recommendations to the Board of Directors regarding compensation of Reliance’s officers. The following report submitted by the Compensation and Stock Option Committee addresses compensation policies for 2002 applicable to Corporate officers, including the executive officers named in the Summary Compensation Table, and the Stock Option Plan and Supplemental Executive Retirement Plan (the “SERP”).

Principles and Programs

      The executive compensation program is a pay for performance program. It is designed to:

•	motivate executives to enhance shareholder value with compensation plans that are tied to Reliance’s performance; and

•	target executive compensation at a level to ensure our ability to attract and retain superior executives.

Cash Salaries and Incentive Compensation Programs

      To meet the above objectives, the program has both cash and equity elements that consist of base salary, an annual cash (and stock) incentive bonus and stock options. In determining executive compensation, the Compensation and Stock Option Committee evaluates both the total compensation package and its individual elements. As part of its review, the Compensation and Stock Option Committee considers compensation data publicly available with respect to our key competitors. When competitive data is used, the Compensation and Stock Option Committee gives primary consideration to the companies in Reliance’s peer group.

      Generally, the base compensation is set in the mid to high-range for comparable companies, and the cash and stock incentive bonus is used to compensate employees for their performance. It is expected that total compensation will vary annually based on Company and individual performance and individual contributions to Reliance and its performance. The Compensation and Stock Option Committee and the management of Reliance believe that compensation should be based both on short-term and long-term measurements and be directly tied to Company performance. The Compensation and Stock Option Committee applied the same standards to Mr. Hannah as Chief Executive Officer of Reliance as to other officers.

      Under the Key-Man Incentive Plan, the cash portion of the annual bonus is designed to provide a short-term (one-year) incentive to officers based on an evaluation of their individual contribution to our financial performance for the year and to assist in their exercise of our stock options for a long-term incentive. Corporate officers and division managers are eligible for incentive payments. Incentive awards are made after the prior fiscal year’s results are known. Generally, the aggregate of all awards made as an annual bonus may not exceed that amount which is equal to 20% of the amount by which our net income for that year exceeds the monthly average rate of return on a one-year Treasury bill (as supplied by the Federal Reserve Board)

multiplied by our net worth at the beginning of the year (the “Incentive Pool”). No awards are made unless our net income for that year exceeds the average rate of return on a one-year Treasury bill (considered as a risk-free rate of return) multiplied by Reliance’s net worth. Upon recommendation of the Compensation and Stock Option Committee, the Board approves all Corporate officer incentive payments. Officers of the subsidiaries are not currently eligible to participate in the Key-Man Incentive Plan, but are eligible to participate in other plans that the Compensation and Stock Option Committee does not administer. These plans are based on each subsidiary’s financial performance for the year and are reviewed and administered by the board of directors for each subsidiary.

      The formula used to distribute the Incentive Pool among the key personnel is reviewed annually to reflect better the individuals’ respective contributions to the operational profitability of Reliance. Officers are awarded points based on their individual performance, as determined appropriate by the Compensation and Stock Option Committee. Participating Division Managers are ranked according to four criteria (size of the division, measured in sales dollars; profitability of the division, in pretax income dollars; pretax return on sales; and pretax return on division assets) and awarded points based on their rankings. The Incentive Pool is then allocated to participants based on their respective number of points.

      The maximum incentive bonus for division managers is 40% of base compensation. The maximum incentive bonus for our Corporate officers ranges from 40% to 125% of base compensation. This incentive compensation bonus is payable 75% in cash and 25% in our Common Stock, which is restricted for two years and is considered a long-term incentive. Corporate officers have the option of having this incentive compensation bonus payable 100% in cash.

      With respect to stock options that may be granted, which are considered long-term incentives, the Compensation and Stock Option Committee has its scope and authority defined for it by the Stock Option Plan which it administers. The Compensation and Stock Option Committee has complete authority to interpret the Plan and make all decisions with respect to how it functions. The Compensation and Stock Option Committee recommends to whom and in what number, and with what terms and conditions, options should be granted but the Board must authorize the issuance of the options.

      The Compensation and Stock Option Committee recommended to the Board in 2002 that an aggregate of 345,500 options be issued to key employees, of which 100,000 were issued to named executive officers, which recommendations were approved and options granted by the Board in January 2002.

      Typically, the Compensation and Stock Option Committee receives recommendations from the executive officers of Reliance as to who should receive options and in what amounts and then the Compensation and Stock Option Committee meets to review and discuss those recommendations. In making its recommendations to the Board, the Compensation and Stock Option Committee considers the position of the intended optionee, his or her importance to our activities, the number of options already granted to that individual and the option price or prices at which those earlier granted options are exercisable, the total number of options to be recommended for granting and the relative number of such recommended option grants among the various individuals then under consideration for option grants.

Robert Henigson	Karl H. Loring	William I. Rumer	Leslie A. Waite, Chairman

EXECUTIVE COMPENSATION

      The following table summarizes certain information concerning the compensation that we paid during fiscal years 2002, 2001 and 2000 to our chief executive officer and each of the other four most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities to Reliance during fiscal 2002:

Summary Compensation Table

					Long Term
					Compensation

						Securities
		Annual Compensation			Restricted	Underlying
Name and					Stock	Options/	All Other
Principal Position	Year	Salary	Bonus(1)	Other(2)	Awards	SARs(#)	Compensation(3)

David H. Hannah,	2002	$500,000	$413,948			20,000	$10,326
Chief Executive Officer	2001	475,000	490,640			20,000	9,540
	2000	400,000	508,508	$306,533		10,000	9,707
Gregg J. Mollins,	2002	$375,000	$344,117			20,000	$10,326
President and Chief	2001	350,000	407,941			20,000	9,540
Operating Officer	2000	300,000	381,425	$563,625		10,000	9,707

Karla R. McDowell,	2002	$230,000	$292,466			20,000	$10,326
Executive Vice President	2001	210,000	267,050			20,000	9,540
and Chief Financial Officer	2000	180,000	228,925	$147,774		10,000	9,707

James P. MacBeth	2002	$200,000	$204,341	$11,835		20,000	$10,326
Senior Vice President,	2001	190,000	194,134	74,880		10,000	9,540
Carbon Steel Operations	2000	170,000	173,717				9,661

William K. Sales, Jr.	2002	$200,000	$204,341	$47,340		20,000	$10,326
Senior Vice President,	2001	190,000	194,134			10,000	9,540
Non-Ferrous Operations	2000	170,000	173,717				9,707

(1)	The amounts shown were paid under our Key-Man Incentive Plan and also include holiday bonuses.

(2)	The amounts represent the difference between the exercise price and fair market value at date of exercise of non-qualified stock options. See “Aggregated Options/ SAR Exercises in Last Fiscal Year and FY-End Option/ SAR Values”.

(3)	The amounts represent allocations to the accounts of each of the named executive officers of contributions made to our ESOP and the amount which represents our matching contribution to our 401(k) savings plan.

      During the fiscal years ended December 31, 2002, 2001 and 2000, non-qualified stock options for 100,000, 80,000, and 30,000 shares, respectively, of our Common Stock were granted to the executive officers named in the previous table. The following table sets forth information for the executive officers named above with regard to stock options granted during the year ended December 31, 2002:

Options and Stock Appreciation Rights

Granted During Last Fiscal Year

					Potential Realizable Value
		Percent of			At Assumed Annual Rates
		Total			of Stock Price Appreciation
	Number	Employee	Per Share		for Option Term
	of	Options	Exercise	Expiration
Name	Shares	Granted	Price	Date	5%	10%

David H. Hannah	20,000	5.8%	$25.60	1/24/07	$141,456	$312,581
Gregg J. Mollins	20,000	5.8%	$25.60	1/24/07	$141,456	$312,581
Karla R. McDowell	20,000	5.8%	$25.60	1/24/07	$141,456	$312,581
James P. MacBeth	20,000	5.8%	$25.60	1/24/07	$141,456	$312,581
William K. Sales, Jr.	20,000	5.8%	$25.60	1/24/07	$141,456	$312,581

      The following table sets forth information for the executive officers named above with regard to the aggregate stock options exercised during the year ended December 31, 2002, and the stock options held as of December 31, 2002:

Aggregated Options/ SAR Exercises in Last Fiscal Year

and FY-End Option/ SAR Values

			Number of Securities	Value of Unexercised
			Underlying	In-the-Money
			Unexercised Options/	Options/SARs
	Shares Acquired	Value	SARs at FY-End(#)	at FY-End($)(1)
Name	on Exercise(#)	Realized($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

David H. Hannah	0	0	66,250/58,750	$67,838/$22,613
Gregg J. Mollins	0	0	66,250/58,750	$67,838/$22,613
Karla R. McDowell	0	0	32,500/47,500	$45,225/$15,075
James P. MacBeth	4,500	$11,835	33,156/34,719	$43,529/$14,510
William K. Sales, Jr.	18,000	$47,340	24,156/34,719	$43,529/$14,510

(1)	The value of the shares as of December 31, 2002 was based on the composite closing price on the New York Stock Exchange for that date or at the date of exercise.

Stock Option Plans

      In 1994, the Reliance Board of Directors adopted an Incentive and Non-Qualified Stock Option Plan, which was approved by the shareholders in May 1994. In May 2001, the shareholders approved an amendment to the 1994 Plan to increase the number of authorized shares under the 1994 Plan to allow of options to be granted for a maximum of 2,500,000 shares. As of December 31, 2002, there were 1,227,850 options to acquire shares of Common Stock outstanding under the 1994 Plan and 640,437 authorized shares available under the 1994 Plan. The 1994 Plan provides for granting of stock options that may be either “Incentive Stock Options” within the meaning of Section 422A of the Internal Revenue Code of 1986 (the “Code”) or “Non-Qualified Stock Options” which do not satisfy the provisions of Section 422A of the Code. Incentive Stock Options are required to be issued at an option exercise price per share equal to the fair market value of a share of Common Stock on the date of grant, except that the exercise price of options granted to any employee who owns (or, under pertinent Code provisions, is deemed to own) more than 10% of the outstanding Common Stock must equal at least 110% of fair market value on the date of grant. Non-Qualified Stock Options must be issued at an option exercise price equal to at least fair market value on the date of grant. The Committee establishes the terms and conditions for the exercise of stock options, which are set forth in the instrument evidencing the stock option. Stock options may be exercised with either cash or shares of our Common Stock or other form of payment authorized by the Committee. Stock options may not be granted more than ten years from the date of the 1994 Plan and expire five years from the date of the grant.

      In January 2000, we issued options to purchase 146,500 shares of our Common Stock at $22.00 per share, of which 30,000 options were issued to the named executive officers. In January 2001, we issued options to acquire an aggregate of 193,000 shares of our Common Stock at $25.25 per share to key employees, of which 80,000 options were issued to named executive officers. In January 2002, we issued options to acquire an aggregate of 345,500 shares of our Common Stock at $25.60 per share to key employees based on their performance in 2001, of which 100,000 options were issued to named executive officers. In 2000, options to acquire 182,863 shares of our Common Stock were exercised at prices ranging from $8.11 to $19.88 per share, 59,437 of which were exercised by the named executive officers. In 2001, options to acquire 107,350 shares of our Common Stock were exercised at prices ranging from $8.11 to $22.00 per share, 4,500 of which were exercised by the named executive officers. In 2002, options to acquire 170,600 shares of our Common Stock were exercised at prices ranging from $12.67 to $ 25.25 per share, 22,500 of which were exercised by the named executive officers.

      In May 1998, the shareholders approved the Directors Stock Option Plan for non-employee directors. There are 300,000 shares of our Common Stock reserved for issuance under the Directors Plan. In February 1999, the Directors Plan was amended to authorize the Board of Directors of Reliance to grant additional options to acquire our Common Stock to non-employee directors. Options under the Directors Plan are non-qualified stock options, with an exercise price equal to fair market value at the date of grant. All options granted expire five years from the date of grant. None of the stock options becomes exercisable until one year after the date of the grant, unless specifically approved by the Board of Directors. In each of the following four years, 25% of the options become exercisable on a cumulative basis. With respect to options granted in March 1999 to purchase 105,000 shares of our Common Stock at $18.83 per share, 20% of the options were immediately exercisable, and, in each of the following four years, 20% of the options become exercisable on a cumulative basis, as specifically approved by the Board of Directors. No options were issued in 2001 or 2000. In February 2002, we issued options to purchase 7,500 shares of our Common Stock at $26.39 per share. In 2000, options to acquire 6,000 shares of our Common Stock were exercised at a price of $18.83 per share. In 2001 and 2002, no options to acquire shares of our Common Stock were exercised under the Directors Stock Option Plan.

401(k) Savings Plan

      Various 401(k) and profit sharing plans were maintained by Reliance and its subsidiaries. Effective in 1998, the Reliance Steel & Aluminum Co. Master 401(k) Plan (the “Master Plan”) was established, which combined several of the various 401(k) and profit sharing plans of Reliance and its subsidiaries into one plan. Salaried and certain hourly employees of Reliance and its participating subsidiaries are covered under the Master Plan. The Master Plan will continue to allow each subsidiary’s Board to determine independently the annual matching percentage and maximum compensation limits or annual profit sharing contribution. Eligibility occurs after three months of service, and the Reliance contribution vests at 25% per year, commencing one year after the employee enters the Master Plan. Reliance’s contributions to the Master Plan for the years ended December 31, 2002, 2001, and 2000 were $4,543,000, $3,948,000, and $3,792,000, respectively. Other 401(k) and profit sharing plans and defined benefit pension plans exist as certain subsidiaries have not yet combined their plans into the Master Plan as of December 31, 2002.

      Reliance also participates in various multi-employer pension plans covering certain employees not covered under our benefit plans pursuant to agreements between Reliance and collective bargaining units who are members of such plans.

Supplemental Executive Retirement Plan

      In 1996, Reliance adopted a Supplemental Executive Retirement Plan (“SERP”), which provides post-retirement benefits to key officers of Reliance. Under the SERP, benefit payments equal 50% of the average of the participant’s highest five years of the last ten years of total cash compensation, less benefits from other retirement plans that we sponsor, including the 401(k) Plan and ESOP. The SERP was amended in 1999 to provide for a pre-retirement death benefit. Separate SERP’s exist for one of the companies acquired during 1998 and for our 50.5%-owned company, which provide post-retirement benefits to certain key employees of each company. Reliance expenses were $1,608,000, $1,212,000, and $1,096,000, for the plans for the years ended December 31, 2002, 2001, and 2000, respectively, based on calculations made by our actuaries.

      The estimated present value of annual benefits payable by the SERP, net of amounts received under other retirement plans that we sponsor, at the normal retirement age of 65 for each of the executive officers named above is as follows:

Estimated Annual Benefits
Name	Payable Upon Retirement

David H. Hannah	$355,764
Gregg J. Mollins	$292,128
Karla R. McDowell	$164,172
James P. MacBeth	$140,220
William K. Sales, Jr.	$143,124

Incentive Plan

      We have maintained a Key-Man Incentive Plan for our division managers and officers since 1965, with subsequent amendments. Most recently, we modified the Key-Man Incentive Plan in January 1999, to reflect the conditions of Reliance and the industry, and to allocate the incentive bonus pool in accordance with the contributions of the eligible personnel. The initial incentive bonus pool is calculated to equal 20% of the amount by which our net income for that year exceeds the rate of return on a one-year Treasury bill multiplied by our net worth at the beginning of the year. That pool is then adjusted by additional calculations, including the accrual of the calculated incentives. Our officers and division managers are eligible to participate in the pool and our division managers are ranked according to certain criteria and awarded points based on their rankings. The incentive compensation bonus is payable 75% in cash and 25% in our Common Stock, except that Corporate officers have the option of having this bonus paid 100% in cash. Officers of the subsidiaries are not currently eligible to participate under the Key-Man Incentive Plan. See “Compensation and Stock Option Committee Report”.

      We also maintain a bonus plan for division managers that allows them to participate in pretax income from their respective divisions if that income exceeds an amount equal to a 15% return on division assets. This bonus plan has been in effect for many years. In 2002, 14 out of 23 division managers received bonuses under this plan. In addition, most divisions have informal incentive compensation arrangements for other employees, which are proposed by division managers and approved from time to time by executive officers of Reliance. Our subsidiaries have separate incentive bonus plans structured in the same manner to provide bonuses to certain of the officers and managers of these subsidiaries, based upon the earnings of the respective subsidiary. These subsidiary bonus plans are also reviewed periodically by the executive officers of Reliance and the subsidiary board of directors.

Employee Stock Ownership Plan

      In 1974, Reliance adopted an Employee Stock Ownership Plan (“ESOP”) that was approved by the Internal Revenue Service as a qualified plan and that allows eligible employees to receive our Common Stock. Union Bank of California is the ESOP trustee. All non-union employees, including officers, are eligible to participate in the ESOP as of January 1 after one and one-half year’s of service with Reliance. An employee who is eligible to participate is fully vested in the shares of our Common Stock allocated to his/her ESOP account. Allocation is based on the participant’s compensation each year, including bonuses, as compared to the total compensation of all participants, subject to the maximum amounts established by the Internal Revenue Service. Each year, Reliance contributes to the ESOP an amount determined by the Board of Directors, but no less than that amount necessary to cover the obligations of the ESOP, including any trustee’s fees. Our cash contributions were $800,000 in each of 2002, 2001, and 2000. The cash contributions are then used to purchase shares of our Common Stock on the open market. The shares are retained by the ESOP until a participant retires or otherwise terminates his/her employment with Reliance. Employees of the subsidiaries, except for RSAC Management Corp., are not eligible to participate under our ESOP.

PERFORMANCE GRAPHS

      The following graph compares the performance of our Common Stock with that of the S&P 500, the Russell 2000 and a peer group that we selected for the five-year period from December 31, 1997, adjusted for the September 1999 3-for-2 stock split, through December 31, 2002. The comparison of total return assumes that a fixed investment of $100 was invested on December 31, 1997 in our Common Stock and assumes the reinvestment of dividends. Since there is no nationally-recognized industry index consisting of metals service center companies to be used as a peer group index, Reliance constructed its own peer group. The peer group consists of Steel Technologies Inc., Olympic Steel Inc., Metals USA, Inc. and Gibraltar Steel Corporation, all of which have securities listed for trading on NASDAQ; A.M. Castle & Co., which has securities listed for trading on the American Stock Exchange; and Ryerson Tull, Inc. which has securities listed for trading on the New York Stock Exchange, as of December 31, 2002. The returns of each member of the peer group are weighted according to that member’s stock market capitalization as of the period measured. Although the performance of our Common Stock has been better than the performance of the securities of those companies in the peer group, the stock price performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG RELIANCE STEEL & ALUMINUM CO., THE S&P 500 INDEX,
THE RUSSELL 2000 INDEX AND A PEER GROUP

	Cumulative Total Return

	12/97	12/98	12/99	12/00	12/01	12/02

Reliance Steel & Aluminum Co.	100	94	120	128	137	110
Peer Group	100	88	93	49	49	44
S&P	100	129	156	141	125	97
Russell 2000	100	97	118	115	117	93

*	$100 Invested on December 31, 1997 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN TRANSACTIONS

      In addition to a provision authorizing the indemnification of directors, our Restated Articles of Incorporation limit or eliminate the personal liability of directors for monetary damages to Reliance or its shareholders for the breach of fiduciary duty as a director in accordance with California corporate law. This provision does not limit or eliminate the liability of a director for the following: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard of the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders; (vi) for transactions between the corporation and a director, or between corporations having interrelated directors; and (vii) for improper distributions and stock dividends, loans and guaranties. The provisions of the Indemnification Agreements described below will be available to directors in the event of claims made against a director for certain types of liability which are not eliminated in the Restated Articles of Incorporation.

      Our Bylaws require Reliance to indemnify officers, directors, employees and agents to the fullest extent permissible by California Corporations Code Section 317 against expenses, judgments, fines, settlements or other amounts actually and reasonably incurred by that person as a result of being made or threatened to be made a party to a proceeding. Reliance has entered into indemnification agreements with all of its present directors and all of its officers, to indemnify these persons against certain liabilities. The form of these Indemnification Agreements was approved by the Board of Directors and shareholders of Reliance in March 1988, and the shareholders also authorized the Board of Directors to enter into Indemnification Agreements with all existing and future directors at the time they are so elected and to determine, from time to time, whether similar Indemnification Agreements should be entered into with other individual officers who are not directors. The Indemnification Agreements provide for indemnification in cases where indemnification might not otherwise be available in the absence of the Indemnification Agreements under our Restated Articles of Incorporation.

      Each Indemnification Agreement provides that Reliance will indemnify the indemnitee and hold him or her harmless, to the fullest extent permitted by law, from all amounts which he or she pays or is obligated to pay as a result of claims against him or her arising out of his or her service to Reliance, including derivative claims by or in the right of Reliance. Reliance has agreed to indemnify against the amounts of all damages, judgments, sums paid in settlement (if approved by Reliance, which approval will not be unreasonably withheld), counsel fees, costs of proceedings or appeals, and fines and penalties (other than fines and penalties for which indemnification is not permitted by applicable law) within the scope of the indemnification.

      In addition, Reliance has purchased directors and officers liability insurance for the benefit of its directors and officers and excess directors and officers liability insurance for the benefit of its Audit Committee members.

COMPLIANCE WITH SECTION 16(a)

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our officers and directors and any person who directly or indirectly is the beneficial owner of more than 10% of our Common Stock must file reports of beneficial ownership and any changes in such ownership. The three forms used for reports are: the Form 3, which is an initial statement of beneficial ownership of such securities; the Form 4, which reports changes in beneficial ownership, generally occurring in the previous month; and the Form 5, which is an annual statement to report changes that have not previously been reported. Each of these forms must be filed at specified times.

      Based solely on our review of such forms and written representations made by certain of such reporting persons, Reliance believes that during the year ended December 31, 2002, all persons have complied with the requirements of Section 16(a).

INDEPENDENT PUBLIC ACCOUNTANTS

      Ernst & Young LLP has acted as our independent auditors for more than sixty years. The Audit Committee and the Board of Directors have selected Ernst & Young LLP to serve in that capacity again for 2003. We paid our independent auditors the amounts set forth in the tables below for services provided in the last two years. Audit fees are the aggregate fees for services of the independent auditors for review of our annual financial statements and our quarterly financial statements included in our Forms 10-Q. Audit-related fees are those fees for services that are reasonably related to the performance of the audit or review of our financial statements and not included as audit fees. Our audit-related fees were paid for internal audit services provided before we changed internal auditors, accounting consultations, benefit plan audits, due diligence reviews in connection with certain of our acquisitions and reviews of our various regulatory filings. We paid tax fees for tax advice, planning and compliance, principally in connection with the preparation of our tax returns, and assistance related to certain governmental tax audits. The Audit Committee approved all of these fees.

Audit Fees
2002	$944,000
2001	$1,050,000
Audit-Related Fees
2002	$412,000
2001	$1,139,000
Tax Fees
2002	$918,000
2001	$1,002,000
All Other Fees
2002	-0-
2001	-0-

      A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. At the Annual Meeting, the shareholders will be asked to ratify and approve this selection. The Board of Directors recommends that shareholders vote FOR the selection of Ernst & Young LLP as our independent auditors for 2003.

OTHER MATTERS

      While management has no reason to believe that any other business will be presented at the Annual Meeting, if any other matters should properly come before the Annual Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

      Shareholder proposals intended to be presented at the 2004 Annual Meeting and included in our proxy materials relating to such meeting must be received not later than December 18, 2003. Such proposals must be addressed to the Secretary of Reliance.

      Reliance will furnish without charge to any shareholder, upon written request directed to the Secretary of Reliance at its address appearing at the top of the first page of this Proxy Statement, a copy of its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

By Order of the Board of Directors,

Yvette M. Schiotis
Secretary

Los Angeles, California

April 17, 2003

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RELIANCE STEEL & ALUMINUM CO.

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PROXY

RELIANCE STEEL & ALUMINUM CO.

Proxy Solicited on Behalf of the Board of Directors of
the Company for Annual Meeting of Shareholders on May 21, 2003

P
R
O
X
Y

The undersigned hereby instructs Union Bank of California N.A., as trustee of the Employee Stock Ownership Plan, to appoint Joe D. Crider and Thomas W. Gimbel, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of RELIANCE STEEL & ALUMINUM CO. to be held at 10:00 a.m. on Wednesday, May 21, 2003, at the City Club on Bunker Hill, 333 South Grand Avenue, 54th Floor, Wells Fargo Center, Los Angeles, California 90071 and at any adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Board of Directors recommends voting FOR all Nominees in Item 1 and FOR Items 2 and 3. The Proxy Committee cannot vote your shares unless you sign and return this card.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

RELIANCE STEEL & ALUMINUM CO.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8687
EDISON, NJ 08818-9350

Your vote is important. Casting your vote in one of the three ways described in this instruction card votes the common shares indicated below of Reliance Steel & Aluminum Co. that you are entitled to vote.

You can vote via the Internet or by phone anytime prior to May 20, 2003. You will need the voter control number printed below to vote via the Internet or by phone. If you do so, you do not need to mail in your proxy card.

Voter Control Number

Please consider the issues discussed in the Proxy Statement and cast your vote by:

Vote-by-Internet
1.     Log on to the Internet and go to http://www.eproxyvote.com/rs
2.     Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.

OR

Vote-by-Telephone
Call toll-free
1-877-PRX-VOTE (1-877-779-8683)
Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

Vote by Mail
Complete, sign, date and return the Proxy Card attached below in the enclosed envelope or sending it to EquiServe Trust Company, N.A., Proxy Services, P.O. Box 8687, Edison, NJ 08818-9350 .

FOLD AND DETACH HERE

Please mark votes as in this example. X

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees listed in Item 1, and FOR Items 2 and 3.

1.     To elect Directors.

Nominees: (01) Douglas M. Hayes, (02) Robert Henigson, (03) Franklin R. Johnson, (04) Leslie A. Waite

FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES

For all nominee(s) except as written above

FOR AGAINST ABSTAIN

2.     Approval of Ernst & Young LLP as independent auditors.
3.     In their discretion on such other matters as may properly come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

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RELIANCE STEEL & ALUMINUM CO.

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RELIANCE STEEL & ALUMINUM CO.

Proxy Solicited on Behalf of the Board of Directors of
the Company for Annual Meeting of Shareholders on May 21, 2003

P
R
O
X
Y

The undersigned hereby instructs Fidelity Management Trust Company, as trustee of the Reliance Steel & Aluminum Co. Master 401(k) Plan, to appoint Joe D. Crider and Thomas W. Gimbel, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of RELIANCE STEEL & ALUMINUM CO. to be held at 10:00 a.m. on Wednesday, May 21, 2003, at the City Club on Bunker Hill, 333 South Grand Avenue, 54th Floor, Wells Fargo Center, Los Angeles, California 90071 and at any adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Board of Directors recommends voting FOR all Nominees in Item 1 and FOR Items 2 and 3. The Proxy Committee cannot vote your shares unless you sign and return this card.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

RELIANCE STEEL & ALUMINUM CO.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8687
EDISON, NJ 08818-9350

Your vote is important. Casting your vote in one of the three ways described in this instruction card votes the common shares indicated below of Reliance Steel & Aluminum Co. that you are entitled to vote.

You can vote via the Internet or by phone anytime prior to May 20, 2003. You will need the voter control number printed below to vote via the Internet or by phone. If you do so, you do not need to mail in your proxy card.

Voter Control Number

Please consider the issues discussed in the Proxy Statement and cast your vote by:

Vote-by-Internet
1. Log on to the Internet and go to http://www.eproxyvote.com/rs
2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.

OR

Vote-by-Telephone
Call toll-free
1-877-PRX-VOTE (1-877-779-8683)
Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

Vote by Mail
Complete, sign, date and return the Proxy Card attached below in the enclosed envelope or sending it to EquiServe Trust Company, N.A., Proxy Services, P.O. Box 8687, Edison, NJ 08818-9350 .

FOLD AND DETACH HERE

Please mark votes as in this example. X

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees listed in Item 1, and FOR Items 2 and 3.

1.     To elect Directors.

Nominees: (01) Douglas M. Hayes, (02) Robert Henigson, (03) Franklin R. Johnson, (04) Leslie A. Waite

FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES

For all nominee(s) except as written above

FOR AGAINST ABSTAIN

2.     Approval of Ernst & Young LLP as independent auditors.

3.     In their discretion on such other matters as may properly come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

[LOGO]

RELIANCE STEEL & ALUMINUM CO.

FOLD AND DETACH HERE
PROXY
RELIANCE STEEL & ALUMINUM CO.
Proxy Solicited on Behalf of the Board of Directors of
the Company for Annual Meeting of Shareholders on May 21, 2003

P
R
O
X
Y

The undersigned hereby constitutes and appoints Joe D. Crider and Thomas W. Gimbel, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of RELIANCE STEEL & ALUMINUM CO. to be held at 10:00 a.m. on Wednesday, May 21, 2003, at the City Club on Bunker Hill, 333 South Grand Avenue, 54th Floor, Wells Fargo Center, Los Angeles, California 90071 and at any adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Board of Directors recommends voting FOR all Nominees in Item 1 and FOR Items 2 and 3. The Proxy Committee cannot vote your shares unless you sign and return this card.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

RELIANCE STEEL & ALUMINUM CO.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8687
EDISON, NJ 08818-9350

Your vote is important. Casting your vote in one of the three ways described in this instruction card votes the common shares indicated below of Reliance Steel & Aluminum Co. that you are entitled to vote.

You can vote via the Internet or by phone anytime prior to May 20, 2003. You will need the voter control number printed below to vote via the Internet or by phone. If you do so, you do not need to mail in your proxy card.

Voter Control Number

Please consider the issues discussed in the Proxy Statement and cast your vote by:

Vote-by-Internet
1.     Log on to the Internet and go to http://www.eproxyvote.com/rs
2.     Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.

OR

Vote-by-Telephone
Call toll-free
1-877-PRX-VOTE (1-877-779-8683)
Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

Vote by Mail
Complete, sign, date and return the Proxy Card attached below in the enclosed envelope or sending it to EquiServe Trust Company, N.A., Proxy Services, P.O. Box 8687, Edison, NJ 08818-9350 .

FOLD AND DETACH HERE

Please mark votes as in this example. X

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees listed in Item 1, and FOR Items 2 and 3.

1.     To elect Directors.
Nominees: (01) Douglas M. Hayes, (02) Robert Henigson, (03) Franklin R. Johnson, (04) Leslie A. Waite

FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES

For all nominee(s) except as written above

FOR AGAINST ABSTAIN

2.     Approval of Ernst & Young LLP as independent auditors.
3.     In their discretion on such other matters as may properly come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date: